Exhibit 10.9

Execution Version

RESALE LOCK-UP AGREEMENT

This Resale Lock-Up Agreement (this “Agreement”) is dated as of [*], 2020, by and between the shareholder set forth on the signature page to this Agreement (the “Holder”) and Chelsea Worldwide Inc., a company incorporated in the State of Delaware (the “Purchaser”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A.  The Purchaser has entered into that certain Merger Agreement, dated as of September 1, 2020 (the “Merger Agreement”), by and among the Purchaser, Clene Nanomedicine, Inc., a company located in the United States of America (the “Company”), Tottenham Acquisition I Ltd., Fortis Advisors LLC, as the representative of the Shareholders, and Creative Worldwide Inc.

B.  Pursuant to the terms of the Merger Agreement, the Purchaser acquired 100% of the Company Stock (as defined in the Merger Agreement) (the “Stock Purchase”) in exchange for the Closing Payment Shares (as defined in the Merger Agreement) in accordance with the terms set forth in the Merger Agreement; and.

C.  The Holder is the record and/or beneficial owner of Company Stock and is therefore entitled to receive Purchaser Common Stock (as defined in the Merger Agreement) pursuant to the Merger Agreement.

D.  As a condition of, and as a material inducement for the Purchaser to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.  Lock-Up. During the Lock-up Period (as defined below), the Holder irrevocably agrees that it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below) (including any securities convertible into, or exchangeable for, or representing the rights to receive, Lock-up Shares), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of the Purchaser. The foregoing sentence shall not apply to the transfer of any or all of the Lock-up Shares owned by the Holder (i) by gift, will or intestate succession upon the death of the Holder, (ii) to any Permitted Transferee (defined below), or (iii) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; provided, however, that in any of cases (i), (ii) or (iii) it shall be a condition to such transfer that the transferee executes and delivers to the Purchaser an agreement stating that the transferee is receiving and holding the Lock-up Shares subject to the provisions of this Agreement applicable to the Holder, and there shall be no further transfer of such Lock-up Shares except in accordance with this Agreement.

In furtherance of the foregoing, the Purchaser will (i) place an irrevocable stop order on all shares of Purchaser Common Stock which are Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify the Purchaser’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct the Purchaser’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(a) For purposes of this Agreement, “Lock-up Shares” refers to the shares of Purchaser Common Stock beneficially owned by the Holder as specified on the signature page hereto, together with any shares of Purchaser Common Stock acquired during the Lock-up Period, but excluding the shares of Purchaser Common Stock acquired from the open market.

(b) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(c) For purpose of this Agreement, “Lock-up Period” means a period of 180 calendar days from the Closing Date under the Merger Agreement.

(d) For purposes of this Agreement, the term “Permitted Transferee” shall mean: (i) the members of the Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (ii) any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, (iii) if the Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (iv) if the Holder is a corporation, limited liability company, partnership or other entity, its partners, shareholders, members of, or owners of similar equity interests in the Holder by way of distribution upon the liquidation and dissolution of the Holder or (v) any affiliate of the Holder.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of the Purchaser, the Purchaser’s legal counsel, or any other person.

3. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of the Purchaser, or any economic interest in or derivative of such stock, other than those shares of Purchaser Common Stock specified on the signature page hereto.

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Termination of the Merger Agreement. This Agreement shall be binding upon the Holder upon the Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall not have any rights or obligations hereunder.

6. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or by courier service to the following addresses, or such other address as any party hereto designates by written notice to the other party. Provided, however, a transmission per telefax or email shall be sufficient and shall be deemed to be properly served when the telefax or email is received if the signed original notice is received by the recipient within three (3) calendar days thereafter.

(a) If to the Purchaser:

Clene Nanomedicine, Inc.

[Redacted]

Attn: Rob Etherington

Facsimile No.: [Redacted]

Telephone No.: [Redacted]

Email: [Redacted]

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: James Hu

Telephone No.: +1 (212) 909-3341

Email: james.hu@kirkland.com

and

Kirkland & Ellis International LLP

26th Floor, Gloucester Tower

The Landmark

15 Queen’s Road Central

Hong Kong

Attn: Ben James
Telephone No.: +852-3761-3412

Email: ben.james@kirkland.com

(b) If to the Holder, to the address set forth on the Holder’s signature page hereto,o r to such other address as any party may have furnished to the others in writing in accordance herewith.

7. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

8. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

9. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by the Purchaser and its successors and assigns.

10. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

11. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. Dispute Resolution. Article XI of the Merger Agreement regarding dispute resolution is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

15. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware.

16. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of the Merger Agreement shall control.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Resale Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE PURCHASER

CHELSEA WORLDWIDE INC.

By:
Name:	Jason Ma
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Resale Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

By:
Address:
[*]

NUMBER OF Lock-up Shares:

[*] shares of the Purchaser Common Stock